Exhibit 99.1

SideChannel Achieves Full Year Cash Provided by Operations

Financial results conference call on Thursday, December 5 @ 4:30 P.M. ET

WORCESTER, MA / ACCESSWIRE / December 5, 2024 / SideChannel, Inc. (OTCQB:SDCH) (“SideChannel”), a leading provider of cybersecurity services and technology to emerging and middle market companies, today announced its financial results for the fiscal year ended September 30, 2024.

Fiscal Year 2024 Highlights

●	Revenue of $7.4 million; 12.8% greater than Fiscal Year (“FY”) 2023 revenue of $6.6 million.
●	Gross margin of 47.8%; 290 bps lower than 50.7% for FY 2023.
●	Operating expenses, excluding intangible asset impairment and business combination related costs, decreased $1.2 million, or 22.0%, compared to FY 2023.
●	Net loss of $785 thousand or $0.00 per share versus a net loss of $7.0 million or $0.04 per share in FY 2023.
●	Revenue retention of 69.2%; 180 bps lower than 71.0% for FY 2023.
●	Cash, cash equivalents, and short-term investments increased by $242 thousand from September 30, 2023, to an ending balance of $1.3 million at September 30, 2024.

Management Comments

Commenting on the results for the fiscal year ended September 30, 2024, Brian Haugli, President and Chief Executive Officer of SideChannel, said, “We accomplished our goal of establishing sustainable cash provided by operations this year and intend to keep that going during 2025. The next objective we want to achieve is delivering multiple quarters of Enclave revenue growth. We are deploying our cash provided by operations to build a sales team for that purpose. We are also creating awareness about how Enclave’s novel approach to microsegmentation is proving to be a significantly cost-effective alternative to hardware.”

Haugli continued, “The quantity of new service client leads is increasing and the deal flow through our sales funnel is ahead of this same time last year. Our assessment product is an attractive solution for companies that need to identify priorities and explore options before tapping into our vCISO platform. In the second half of fiscal year 2024, our service delivery team began expanding capacity in a manner that won’t negatively impact our gross margins. We expect to see this benefit in our 2025 results.”

SideChannel will host a conference call on December 5, 2024, at 4:30 P.M. Eastern Time to discuss its fiscal year 2024 results and provide an update on the Company’s initiatives.

CALL INFORMATION

Date:	Thursday December 5, 2024, at 4:30 P.M. Eastern Standard Time.

Dial In:	Toll Free: 888-506-0062
International: 973-528-0011
Participant Access Code: 433384

A webcast of the call will also be available: https://www.webcaster4.com/Webcast/Page/2071/49680

Participants may register in advance for the call using the webcast link.

The call will include management remarks and a live question and answer session. Questions may be submitted prior to the meeting using ir@sidechannel.com.

The Company’s annual report for the year ended September 30, 2024, will be timely filed on Form 10-K with the Securities and Exchange Commission upon completion of the audit.

Financial tables follow.

SIDECHANNEL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Twelve Months Ended
	September 30,
	2024	2023
Revenues	$7,416	$6,572
Cost of revenues	3,874	3,240
Gross profit	3,542	3,332

Operating expenses
General and administrative	3,046	3,586
Selling and marketing	771	1,337
Research and development	546	669
Intangible asset impairment	-	4,940
Business Combination related costs	-	214
Total operating expenses	4,363	10,746
Operating loss	(821)	(7,414)

Other income, net	41	29
Net loss before income tax expense	(780)	(7,385)

Income tax expense (benefit)	5	(379)
Net loss	$(785)	$(7,006)
Net loss per common share – basic and diluted	$(0.00)	$(0.04)
Weighted average common shares outstanding – basic and diluted	222,078,462	175,274,762

SIDECHANNEL, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30, 2024	September 30, 2023

ASSETS
Current assets
Cash and cash equivalents	$1,045	$1,053
Short-term investments	250	-
Accounts receivable, net	732	834
Deferred costs	150	180
Prepaid expenses and other current assets	379	381
Total current assets	2,556	2,448

Fixed assets	33	30
Goodwill	1,356	1,356
Deferred costs	-	150
Total assets	$3,945	$3,984

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$634	$613
Deferred revenue	499	280
Promissory note payable	-	50
Income taxes payable	3	11
Total current liabilities	1,136	954

Other liabilities	-	-
Total liabilities	1,136	954

Commitments and contingencies

Common stock, $0.001 par value, 681,000,000 shares authorized; 225,975,331 and 213,854,781 shares issued and outstanding as of September 30, 2024, and 2023, respectively	226	214
Additional paid-in capital	22,307	21,755
Accumulated deficit	(19,724)	(18,939)
Total stockholders’ equity	2,809	3,030
Total liabilities and stockholders’ equity	$3,945	$3,984

About SideChannel

SideChannel helps emerging and mid-market companies protect their assets. Founded in 2019, we deliver comprehensive cybersecurity plans through a series of actions branded SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent, and technological tools to offer layered defense strategies supported by battle-tested processes. SideChannel also offers Enclave, a network infrastructure platform that eases the journey from zero to zero-trust. Learn more at sidechannel.com.

Investors and shareholders are encouraged to receive to press releases and industry updates by subscribing to the investor email newsletter and following SideChannel on X and LinkedIn.

You may contact us at:

SideChannel

146 Main Street, Suite 405

Worcester, MA 01608

Investor Contact

Ryan Polk

ir@sidechannel.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words “believes”, “hopes”, “expects”, “intends”, “plans”, “anticipates”, “potential”, “could”, “should” or “may”, and similar conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause SideChannel’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. These risk factors include, but are not limited to: that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop and successfully introduce new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; the risk associated with the concentration of our cash in one financial institution at levels above the amount protected by FDIC insurance; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These reports are available at www.sec.gov.

Other unknown or unpredictable factors also could have material adverse effects that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.